UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2009

AUTOIMMUNE INC.

(Exact Name of Registrant as specified in its charter)

DELAWARE	0-20948	13-348-9062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1199 Madia Street, Pasadena, CA	91103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 792-1235

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On January 15, 2009, Colloral LLC, AutoImmune’s joint venture with Deseret Laboratories, Inc., and Futurebiotics, LLC entered into a Second Amendment to Supply and License Agreement (the “Amendment”). The Amendment amends the Supply and License Agreement between Colloral LLC and Futurebiotics, LLC dated effective as of January 10, 2007, as amended (the “Supply Agreement”).

The Amendment extends the initial term of exclusivity that Colloral LLC has granted to Futurebiotics LLC under the Supply Agreement until June 30, 2010, and extends the period during which Futurebiotics, LLC may extend its exclusivity under certain conditions. Futurebiotics, LLC has committed to spend minimum amounts on direct-response marketing during the term of the Amendment.

This description of the Amendment is qualified in its entirety by reference to the Amendment, which AutoImmune intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending March 30, 2009. When AutoImmune files the Amendment as an exhibit to its Quarterly Report on Form 10-Q, it intends to request confidential treatment with respect to certain terms of the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOIMMUNE INC.

By:	/s/ Robert C. Bishop, Ph.D.
Robert C. Bishop, Ph.D.
President and Chief Executive Officer

Date: January 22, 2009